EXHIBIT 10.1

STANDARD INDUSTRIAL LEASE AGREEMENT

Between

COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC

a Delaware limited liability company

as Landlord

and

INTEST SILICON VALLEY CORPORATION,

a Delaware corporation

as Tenant

Premises Location:    47777 Warm Springs Boulevard

Fremont, California 94539

TABLE OF CONTENTS
1.	PREMISES AND TERM		2
	1.1	Lease and Premises	2
	1.2	Term	2
	1.3	Renewal	2
	1.4	Condition of the Premises; Commencement Date	3
	1.5	Early Entry into Premises	3
2.	RENT AND SECURITY DEPOSIT		3
	2.1	Rent	3
	2.2	Security Deposit	4
	2.3	Tenant's Proportionate Share	4
	2.4	Additional Rent	4
	2.5	Payment	5
	2.6	Late	5
3.	USE		5
	3.1	Use of Premises	5
	3.2	Hazardous Materials	6
	3.3	Use of Common Areas	7
4.	TAXES		7
	4.1	Payment of Real Property	7
	4.2	Liability for all Personal Property	7
5.	LANDLORD'S MAINTENANCE AND REPAIR		7
	5.1	Landlord's	7
	5.2	Procedure and Liability	8
6.	TENANT'S MAINTENANCE AND REPAIR		8
	6.1	Tenant's Maintenance	8
	6.2	Maintenance/Service Contracts	9
7.	ALTERATIONS		9
8.	LIENS		9
9.	SIGNS		9
	9.1	Landlord's Signage Program	9
	9.2	Criteria for Changes	10
10.	UTILITIES		10
11.	FIRE AND CASUALTY DAMAGE		10
	11.1	Notice of Destruction	10
	11.2	Loss Covered by Insurance	10
	11.3	Loss Not Covered by Insurance	11
	11.4	Loss Caused by Tenant or Tenant's Parties	11
	11.5	Destruction Near End of Term	11
	11.6	Destruction of Improvements and Personal Property	11
	11.7	Exclusive Remedy	11
	11.8	Lender Discretion	11
12.	INDEMNITY AND INSURANCE		11
	12.1	Indemnity	11
	12.2	Landlord's Insurance	12
	12.3	Tenant's Insurance Obligations	12
	12.4	Evidence of Coverage	13
	12.5	Waivers of Subrogation	13
13.	LANDLORD'S RIGHT OF ACCESS		13
14.	ASSIGNMENT AND SUBLETTING		13
	14.1	Landlord's Consent	13
	14.2	Fees	13
	14.3	Procedure	13
	14.4	Bonus Rent	14
	14.5	Continuing Tenant Obligations	14
	14.6	Waiver, Default and Consent	14
	14.7	Restructuring of Business Organizations	14
	14.8	Assignment of Sublease Rent	14
	14.9	Assignment in Bankruptcy	14
	14.10	Assumption of Obligations	14
	14.11	Existing Licensee	14
15.	CONDEMNATION		15
	15.1	Total Taking	15
	15.2	Partial Taking	15
	15.3	Condemnation Award	15
	15.4	Exclusive Remedy	15
16.	SURRENDER AND HOLDING OVER		15
	16.1	Surrender	15
	16.2	Holding Over	15
	16.3	Entry at End of Term	15
17.	QUIET ENJOYMENT		15
18.	EVENTS OF DEFAULT		16
	18.1	Failure to Pay Rent	16
	18.2	Insolvency	16
	18.3	Appointment of Receiver	16
	18.4	Bankruptcy	16
	18.5	Attachment	16
	18.6	Vacation of Premises	16
	18.7	Certificates	16
	18.8	Failure to Discharge Liens	16
	18.9	False Financial Statement	16
	18.10	Failure to Comply with Lease Terms	16
	18.11	Guarantor Default	16
	18.12	Assignment or Subletting without Consent	16
19.	LANDLORD'S REMEDIES		16
	19.1	Termination	16
	19.2	Continuation of Lease	17
	19.3	Appointment of Receiver	18
	19.4	Late Charge	18
	19.5	Interest	18
	19.6	Attorneys' Fees	18
	19.7	Injunction	18
20.	LANDLORD DEFAULT; TENANT'S REMEDIES		18
	20.1	Landlord's Default	18
	20.2	Tenant's Remedies	18
	20.3	Non-Recourse	18
	20.4	Sale of Premises	18
21.	MORTGAGES		18
22.	GENERAL PROVISIONS		19
	22.1	Singular and Plural	19
	22.2	Interest on Past-Due Obligations	19
	22.3	Time of Essence	19
	22.4	Binding Effect	19
	22.5	Choice of Law	19
	22.6	Captions	19
	22.7	Certificates	19
	22.8	Amendments	19
	22.9	Entire Agreement	19
	22.10	Waivers	19
	22.11	Attorneys' Fees	20
	22.12	Merger	20
	22.13	Survival of Obligations	20
	22.14	Severability	20
	22.15	Security Measures	20
	22.16	Easements	20
	22.17	Multiple Parties	20
	22.18	Conflict	20
	22.19	No Third Party Beneficiaries	20
	22.20	Effective Date/Nonbinding Offer	20
	22.21	Notices	20
	22.22	Water, Oil and Mineral Rights	21
	22.23	Confidentiality	21
	22.24	Broker's Fees	21
	22.25	Remedies Cumulative	21
	22.26	Return of Check	21
	22.27	Effect of Refund	21
	22.28	No Recordation of Lease	21
	22.29	Authority	21
	22.30	Interpretation	21
	22.31	Landlord's Approvals	21
	22.32	Waiver of Right to Trial by Jury	21
	22.33	Omitted.	21
	22.34	Landlord's Waivers/Subordinations	21
23.	LIMITATION OF LIABILITY		21
24.	OFAC REPRESENTATION		22

TABLE OF EXHIBITS

EXHIBIT A - Site Plan
EXHIBIT B - Landlord's Work
EXHIBIT C - Signage Program
EXHIBIT D - Environmental Questionnaire
EXHIBIT E - Guaranty Agreement
EXHIBIT F - License Space

STANDARD INDUSTRIAL LEASE AGREEMENT

      THIS STANDARD INDUSTRIAL LEASE AGREEMENT (this "Lease"), dated as of January 9, 2012, is made and entered into by and between COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC, a Delaware limited liability company, hereinafter referred to as "Landlord," and INTEST SILICON VALLEY CORPORATION, a Delaware corporation, hereinafter referred to as "Tenant."

BASIC LEASE PROVISIONS

1	Landlord: Address (for notices) (SS 22.21): Address (for Rent)::

COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC
c/o Lincoln Property Company
601 California Street, 4th floor
San Francisco, CA  94108

With a copy to
Lincoln GP Advisory Group, Inc.
120 North LaSalle Street, Suite 1750
Chicago, IL 60602
Attn. Gary Kobus

All Rent shall be sent to:
COLUMBIA CALIFORNIA WARM SPRINGS
  INDUSTRIAL, LLC
P.O. Box 848138-55
Dallas, TX 75284-8138

2	Tenant: Address (for notices) (SS 22.21):	inTEST Silicon Valley Corporation 47777 Warm Springs Boulevard Fremont, California 94539

3	Area of Premises (SS 1.1):	Approximately 15,746 rentable square feet

4	Building Address (SS 1.1):	47777 Warm Springs Boulevard Fremont, California 94539

5	Commencement Date (SS 1.2):	April 1, 2012.

6	Term (SS 1.2):	Sixty-six (66) full calendar months from the Commencement Date.

7	Rent Commencement Date (SS 2.1):	Same as Commencement Date.

8	Monthly Base Rent (SS 2.1):

*Months 1-6 $0.00
Months 7-12 $8,660.30
Months 13-24 $8,920.11
Months 25-36 $9,187.71
Months 37-48 $9,463.34
Months 49-60 $9,747.24
Months 61-66 $10,039.66

*Notwithstanding that no Base Rent is due for the first six (6) months of the Term (the "Rent Abatement"): (i) Tenant shall be obligated to pay any and all Additional Rent applicable to such period, and (ii) in the event Tenant commits an Event of Default at any time during the Term hereof, Tenant shall be obligated to immediately pay to Landlord the Rent Abatement set forth above, which amount equals $51,961.80.

9	Seventh Month's Base Rent (SS 2.1):	Base Rent Taxes, Insurance and Operating Expenses Total	$ 8,660.30 $ 2,834.28 $11,494.58

10	Security Deposit (SS 2.2):	$12,873.94

11	Tenant's Proportionate Share (SS 2.3):	For expenses related solely to the Building: 44.67% (15,746/35,234) For expenses related to the entire Project: 9.45% (15,746/166,709)

12	Use of Premises (SS 3.1):		Light manufacturing, research and development and related office uses incidental thereto.

13	Parking (SS 3.3):		Tenant shall be entitled to use, on a non-exclusive basis, Tenant's Proportionate Share (as it relates to the Building) of the total parking spaces serving the Building.

14	Tenant's Liability Insurance Amount (SS 12.3.1):		$1,000,000 per occurrence, $2,000,000 general aggregate; with an umbrella policy of at least $5,000,000

15	Broker(s) (SS 22.24):	Tenant's: Landlord's:	Colliers International Colliers International

16

Guaranty: To induce Landlord to execute this Lease, inTEST Corporation ("Guarantor"), shall deliver to Landlord, in the form attached as Exhibit E hereto, its guaranty of the Tenant's obligations under this Lease. If Guarantor fails to deliver such guaranty to Landlord simultaneously with the delivery of this Lease to Landlord as executed by Tenant, Tenant shall have no rights or interests in the Premises or under this Lease. It shall be an automatic default under Paragraph 18 of this Lease if any of the events enumerated in Paragraph 18.4 of this Lease shall happen to Guarantor or any other guarantor of Tenant's obligations under this Lease.

The paragraphs of the Lease identified above in parentheses are those provisions where references to particular items from the Basic Lease Provisions appear, and such items are incorporated into the Lease as part thereof. In the event of any conflict between any Basic Lease Provision and the Lease, the former shall control.

1.    PREMISES AND TERMS.

      1.1.    Lease and Premises. Landlord leases to Tenant, and Tenant hires from Landlord, certain premises (the "Premises") described in, and consisting of the stipulated rentable area shown in, Item 3 of the Basic Lease Provisions within a building (the "Building") described in Item 4 of the Basic Lease Provisions. The location of the Building and Premises are shown on the site plan attached hereto as Exhibit A and incorporated herein. The "Project" shall refer to the land shown on the site plan (the "Land") together with such additions and deletions to the Land as Landlord may from time to time designate, plus all buildings and improvements located thereon. Landlord and Tenant hereby agree that the rentable square footage of the Premises set forth in Item 3 of the Basic Lease Provisions shall be conclusive and binding on the parties.

      1.2.    Term. The term of this Lease shall commence on the "Commencement Date" specified in or established pursuant to Item 5 of the Basic Lease Provisions, and except as otherwise provided herein, shall continue in full force and effect through the number of months provided in Item 6 of the Basic Lease Provisions (the "Term"), provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months.

      1.3.    Renewal. Tenant shall have the option to extend the Term for one (1) additional period of five (5) years (the "Renewal Option"), under and subject to the following terms and conditions:

              1.3.1    The renewal term (the "Renewal Term") shall be for a five (5) year period commencing on the day immediately following the expiration date of the initial Term and expiring at midnight on the day immediately preceding the fifth (5th) anniversary thereof.

              1.3.2    Tenant must exercise each Renewal Option, if at all, by written notice to Landlord delivered no earlier than twelve (12) months prior to the expiration of the initial Term and no later than nine (9) months prior to the expiration of the initial Term, time being of the essence.

              1.3.3    As a condition to Tenant's exercise of the Renewal Option, at the time Tenant delivers its notice of election to exercise the Renewal Option to Landlord, this Lease shall be in full force and effect, Tenant shall not have assigned this Lease or sublet the Premises, and Tenant shall not be in default in the performance of any of its obligations hereunder.

              1.3.4    The Renewal Term shall be on the same terms and conditions contained in this Lease, except that (i) the Base Rent shall be the "Fair Market Rental Rate" (as hereinafter defined) for the Premises, and (ii) Tenant shall not be entitled to any allowances or other concessions with respect to the Renewal Term, unless otherwise agreed to in writing by the parties hereto; provided, however, Landlord shall have no obligation to agree to any such allowances or concessions.

              1.3.5    Except for the specific Renewal Option set forth above, there shall be no further privilege of renewal.

              1.3.6    As used herein, the term "Fair Market Rental Rate" shall mean the per square foot base rental rate, including annual escalations, then being charged by Landlord for new leases for comparable space in the Building or, if no comparable space exists in the Building, then being charged by landlords for comparable space in  industrial buildings in the trade area for leases commencing on or about the commencement of the  Renewal Term, taking into consideration the use, location and floor level of the applicable building, leasehold improvements provided, the term of the lease under consideration, the extent of services provided thereunder and other adjustments to the base rental and any other relevant term or condition in making such evaluation, assuming, however, for purposes of the foregoing analysis, that the Premises is fit for immediate use and occupancy in its "AS IS" condition and that no work is required to be done by Landlord with respect thereto. Landlord shall determine the Fair Market Rental Rate using its good faith judgment and shall provide written notice of such rate within fifteen (15) business days after Tenant's exercise notice pursuant to this Section. Tenant shall thereupon have the following options: (i) to accept such proposed "Fair Market Rental Rate", or (ii) to decline to exercise the Renewal Option. Tenant must provide Landlord with written notification of its election within fifteen (15) business days after Tenant's receipt of Landlord's notice, otherwise Tenant shall be deemed to have elected clause (ii) above, in which event Tenant shall be deemed to have rescinded its exercise notice and this Lease shall expire on the expiration date of the initial Term, as if Tenant had not elected to exercise the Renewal Option hereunder.

      1.4.    Condition of the Premises; Commencement Date.

              1.4.1    Landlord's Work.

                       Landlord shall, at its sole cost and expense, perform the work set forth in Exhibit B attached hereto using Building standard materials and specifications (the "Landlord's Work"). With the exception of Landlord's Work, Tenant acknowledges that it has inspected and accepts the Premises and the Project in their present "as-is" condition as suitable for the purpose for which the Premises are leased. The taking of possession by Tenant shall be conclusive to establish that the Premises are in good and satisfactory condition when possession is taken. With the exception of Landlord's Work, Tenant further acknowledges that no representations or promises were made by Landlord or any agent of Landlord to repair, alter, remodel or improve the Premises, except as expressly set forth in this Lease. Tenant accepts the Premises without warranty of any kind.

              1.4.2    Commencement Date.

                       The Commencement Date shall be the date provided in Item 5 of the Basic Lease Provisions. If this Lease is executed before the Premises become vacant or otherwise available or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises in time to deliver them by the Commencement Date, this Lease shall not be void or voidable, and Landlord shall not be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of or resulting from such holdover, provided that in the event that the actual date of commencement is more than sixty (60) days after the date provided in Item 5 of the Basic Lease Provisions (subject to force majeure delays and any delays caused by Tenant, its agents, employees or contractors), Tenant shall be entitled, as its sole and exclusive remedy, to a rent credit equal to one day's Base Rent for each day that the Commencement Date is delayed beyond such sixty (60) day period. In the event that the actual date of commencement is more than one (1) year after the date that this Lease is fully executed (subject to force majeure delays and any delays caused by Tenant, its agents, employees or contractors), Tenant shall be entitled, as its sole and exclusive remedy, to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of such one (1) year period (but in any event prior to the date that Landlord delivers possession of the Premises with Landlord's Work substantially complete). Except as set forth herein, Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises specifying the Commencement Date.
      1.4.    Condition of the Premises; Commencement Date.

      1.5.    Early Entry into Premises. Tenant may enter into the Premises commencing on the date that is three (3) weeks prior to the Commencement Date solely for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date so long as Tenant does not commence business operations from any part of the Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including the indemnity in Paragraph 12.1, but excluding the obligation to pay Rent unless and until Tenant has commenced business operations in the Premises, whereupon Rent shall commence. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers interfere with the completion of Landlord's Work. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees (collectively, "Tenant's Parties"), unless such theft, damage or destruction arises out of or results from Landlord's negligence or willful misconduct. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to paragraphs 7(d) and 12.3 of this Lease.

2.    RENT AND SECURITY DEPOSIT.

      2.1.    Rent. Rent (as defined below) shall accrue hereunder from the Rent Commencement Date set forth in Item 7 of the Basic Lease Provisions. The amounts per month provided in Item 8 of the Basic Lease Provisions ("Base Rent"), plus the "Additional Rent" (as defined in Paragraph 2.4 below) together with any other sums payable by Tenant under this Lease shall collectively constitute the "Rent." The seventh full calendar month's Rent shall be due and payable upon execution of this Lease in the total amount shown in Item 9 of the Basic Lease Provisions. A monthly installment in the same amount, subject to the adjustments described herein, shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Term, except that Rent for any fractional calendar month at the commencement or end of the Term shall be prorated on a daily basis.

Notwithstanding anything to the contrary herein, utilities and Additional Rent shall accrue hereunder from the Commencement Date set forth in Item 5 of the Basic Lease Provisions.

      2.2.    Security Deposit. Tenant shall deposit with Landlord upon execution of this Lease the sum provided in Item 10 of the Basic Lease Provisions ("Security Deposit"), which sum shall be held by Landlord in its general fund, commingled with Landlord's own funds, without obligation to Tenant for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any Event of Default by Tenant, Landlord may, without prejudice to any other remedy provided herein or provided by law, use the Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, all of which shall be deemed to be Rent, and any other damage, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within sixty (60) days after termination of this Lease, provided all of Tenant's obligations under this Lease have been fulfilled.

      2.3.    Tenant's Proportionate Share. "Tenant's Proportionate Share," as used in this Lease, shall mean (a) with respect to the cost of an item attributable to the Building, that portion of the cost of the applicable item that is obtained by multiplying such cost of the applicable item by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building, which fraction is set forth as a percentage figure in Item 11 of the Basic Lease Provisions, and (b) with respect to the cost of an item attributable to the common areas or Land in the Project (but not any buildings in the Project), that portion of such cost of the applicable item that is obtained by multiplying the fraction described in clause (a) above by the portion of the cost of the applicable item that is allocated to the Building by Landlord in a reasonably consistent manner which reflects the size of the Building and other buildings, the types of uses to which the Building and other buildings are primarily suited and the relative demands and burdens that such uses place on the Project.

      2.4.    Additional Rent.

              2.4.1    Definition. In addition to the Base Rent set forth in Paragraph 2.1, Tenant agrees to pay Tenant's Proportionate Share of (a) "Taxes" as defined in and payable by Landlord pursuant to Paragraph 4.1 below, (b) Landlord's costs of providing insurance on the Project pursuant to Paragraph 12.2 below, and (c) "Operating Expenses" as defined in and incurred pursuant to Paragraph 5.1 below (collectively, "Additional Rent").

              2.4.2    Monthly Payments and Annual Reconciliation. On the first day of each month of the Term, Tenant shall pay Landlord a sum equal to 1/12 of the estimated amount of Additional Rent for that particular year based on Landlord's reasonable estimate thereof, to be delivered to Tenant on or about January of each year during the Term. The monthly payments are subject to increase or decrease as determined by Landlord to reflect revised estimates of such costs. Tenant shall pay within thirty (30) days following demand therefor by Landlord any increases in estimated Additional Rent upon receipt of any initial or revised estimate retroactive to January of that calendar year. The payments made by Tenant shall be reconciled annually. If Tenant's total payments of Additional Rent are less than the actual Additional Rent due under Paragraph 2.4.1, Tenant shall pay the difference within thirty (30) days following demand therefor by Landlord; if the total payments of Additional Rent made by Tenant are more than the actual Additional Rent due under Paragraph 2.4.1, Landlord shall retain such excess and credit it to Tenant's next accruing Additional Rent payments, except at the end of the Term, when any excess will be refunded. Any failure or delay by Landlord in delivering any estimate, demand or reconciliation shall not affect the rights and obligations of the parties hereunder.

              2.4.3    Tenant's Audit Rights. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Rent, or any other payments required to be made by it under this Lease and provided further that Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the "Actual Statement") (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

                        (i)    Tenant shall, within one hundred twenty (120) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Rent and all payments of Tenant's Operating Expenses) pending the completion of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

                        (ii)   Tenant acknowledges that Landlord maintains its records for the Project at Landlord's main office, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant's accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute an Event of Default under this Lease.

              2.4.4    Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two reviews, Landlord and Tenant shall submit each Qualified Person's conclusion to an independent Qualified Person (chosen by Landlord and Tenant) (the "Arbitrator"). The Arbitrator shall hear the parties and their evidence and render a decision within thirty (30) days following the selection of such Arbitrator and notify Landlord and Tenant thereof. Tenant shall bear the expense of the Arbitrator (if any), unless it is determined that Landlord's original determination of the actual Operating Expenses was in error by more than seven percent (7%), in which event Landlord shall pay the expenses of such Arbitrator. The decision of the Arbitrator shall be binding on the parties. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expense. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expense. In addition, if it is finally determined that the actual Operating Expenses are less than ninety-three percent (93%) of the Operating Expenses stated in the Actual Statement, then all of Tenant's reasonable auditing costs shall be borne by Landlord for any such period in which such discrepancy is confirmed (not to exceed $1,500.00).

                        (i)    A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process.

      2.5.    Payment. Tenant shall pay Landlord all amounts due from Tenant to Landlord hereunder, whether for Rent or otherwise, in lawful money of the United States, at the place set forth in Item 1 of the Basic Lease Provisions or at such other addresses as Landlord may have hereafter specified by written notice, without any deduction or offset whatsoever.

      2.6.    Late. Tenant acknowledges that late payment by Tenant of any sum owed to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, time spent addressing the issue with Tenant, and late charges that may be imposed on Landlord by the terms of any obligation or note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other payment due from Tenant is not received by Landlord within five (5) days after the date due, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the overdue Rent or other payment as a late charge. Late charges shall be deemed Additional Rent. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of a late payment by Tenant. Acceptance of any late payment charge shall not constitute a waiver of Tenant's default with respect to the overdue payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity, including, but not limited to, the interest charge imposed pursuant to Paragraph 22.2.

3.    USE.

      3.1.    Use of Premises. Subject to any additional uses or limitations on use contained in Item 12 of the Basic Lease Provisions, the Premises shall be used only for light manufacturing purposes or for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto, and for no other use or purpose. Tenant acknowledges that Landlord has not made any representations or warranties with respect to the suitability of the Premises for Tenant's uses. Tenant and Tenant's Parties shall at all times comply with all rules and regulations regarding the Premises, the Building and/or the Project as Landlord may establish from time to time. Landlord shall not be responsible for nor liable to Tenant for any violation and/or enforcement of such rules and regulations by any other tenant of the Project.

      Tenant shall be responsible for and shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all restrictive covenants affecting Tenant, the Premises or the Project, governmental laws, ordinances, directives, court orders, rules and regulations applicable to the use of the Premises, including, without limitation, the Americans with Disabilities Act of 1990 triggered subsequent to the Commencement Date as a result of Tenant's alterations or use of the Premises. Without limiting the generality of the foregoing, and subject to Paragraph 7 below, Tenant shall at its own cost and expense install and construct all physical improvements to or needed to serve the Premises made necessary by the nature of Tenant's use of the Premises or any alterations made by or on behalf of Tenant; provided, however, that Landlord shall have the option to install and construct such improvements, in which case the cost thereof shall be equitably allocated by Landlord in its reasonable discretion among the benefited premises, and Tenant, upon demand, shall pay to Landlord, as Additional Rent, such portion of the cost thereof as may be allocated equitably, in Landlord's reasonable discretion, to the Premises. Tenant shall not place a load upon the floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would unreasonably disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective premises.

      Tenant shall not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the state insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Project is caused solely by Tenant's use and occupancy of the Premises, then Tenant shall pay as Additional Rent the amount of such increase to Landlord, and, upon demand by Landlord, correct at Tenant's expense the cause of such disallowance, increased cost, penalty or surcharge to the satisfaction of the particular insurance provider or authority, as applicable.

      Notwithstanding anything contained herein to the contrary, Tenant shall not store any fixtures, furniture, equipment, goods or other personal property outside of the Premises and, in the event Landlord permits such outside storage in writing, Tenant shall maintain adequate insurance on all such goods and other property. In no event shall Landlord be liable to Tenant or any other party for any loss, including theft, damage or destruction to such property.

      3.2.    Hazardous Materials. Except for the incidental use of certain commonly used products for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any "Hazardous Materials" (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord's Pre-Leasing Environmental Exposure Questionnaire ("Environmental Questionnaire") attached hereto as Exhibit D incorporated herein by reference. If Tenant's Environmental Questionnaire indicates that Tenant will be utilizing Hazardous Materials, in addition to all other rights and remedies Landlord may have under this Lease, including, without limitation, declaring a default hereunder by Tenant for breach of representation, Landlord may require Tenant to execute an amendment to this Lease relating to such Hazardous Materials use and Tenant's failure to execute any such amendment within ten (10) days of Landlord's delivery thereof to Tenant shall constitute a default hereunder by Tenant. Tenant shall not cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises and/or Project by Tenant or Tenant's Parties. Tenant shall not excavate, disturb or conduct any testing of any soils on or about the Project without obtaining Landlord's prior written consent, and any investigation or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord. Tenant shall keep, operate and maintain the Premises in full compliance with all federal, state and local environmental, health and/or safety laws, ordinances, rules, regulations, codes, orders, directives, guidelines, permits or permit conditions currently existing and as amended, enacted, issued or adopted in the future which are applicable to the Premises (collectively, "Environmental Laws").

      Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with the terms of this Paragraph 3.2 or any Environmental Laws or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Project, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord immediately upon demand. If Landlord elects to enter upon the Premises and cure any such non-compliance or release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Project, Tenant shall not be entitled to participate in Landlord's activities on the Premises.

      If any information provided to Landlord by Tenant in the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant under this Lease.

      Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, damages arising out of the diminution in the value of the Premises or Project or any portion thereof, damages for the loss of the Premises or Project, damages arising from any adverse impact on the marketing of space in the Premises or Project, and sums paid in settlement of claims, which arise during or after the Term in whole or in part as a result of the presence of any Hazardous Materials, in, on, under, from or about the Premises or the Project and/or other adjacent properties resulting directly from Tenant's or Tenant's Parties' activities, or failures to act (including, without limitation, Tenant's failure to report any spill or release to the appropriate regulatory agencies), on or about the Premises or Project.

      Landlord represents and warrants that, to Landlord's actual knowledge as of the date of this Lease, the Premises and the Project are free of all Hazardous Materials in violation of Environmental Laws.

      Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, "Landlord's Indemnified Parties"), harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), including the cost of remediation, which exist as a result of Hazardous Materials on the Premises or the Project resulting directly from Landlord's actions, during or after the Term, except to the extent brought onto the Premises or Project by Tenant. Landlord's obligations shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. Tenant may terminate this Lease by notifying Landlord in writing to such effect within the hereafter defined Remediation Period if Landlord fails in the foregoing sentence's requirement of removal, remediation, restoration and/or abatement within one hundred eighty (180) days after Tenant's notifying Landlord in writing ("Remediation Period") of the existence of Hazardous Materials on the Premises pursuant to this subparagraph (subject to any delays caused by Tenant or any force majeure delays), which condition significantly limits Tenant's use of the Premises. None of the costs or expenses incurred by Landlord in the performance of its obligations under this Paragraph shall be included in Operating Expenses.

      For purposes of this Lease, the term "Hazardous Material" means any chemical, substance, material, controlled substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, benzene, toluene, ethyl benzene, xylenes, waste oil, asbestos, radon, polychlorinated biphenyls (PCBs), degreasers, solvents, and any and all of those chemicals, substances, materials, controlled substances, objects, wastes or combinations thereof which are now or may become in the future listed, defined or regulated in any manner as "hazardous substances," "hazardous wastes," "toxic substances," "solid wastes" or bearing similar or analogous definitions pursuant to any and all Environmental Laws.

      3.3.    Use of Common Areas. Tenant and Tenant's Parties shall have the non-exclusive right, in common with the other parties occupying the Project, to use the grounds, sidewalks, parking areas, driveways and alleys of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant and Tenant's Parties may park only up to the maximum number of automobiles and trucks shown in Item 13 of the Basic Lease Provisions near the Premises on a non-exclusive basis. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Tenant shall not succeed to any of Landlord's easement rights over and relating to the Project, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common area. Landlord may make such changes to the use or configuration of, or improvements comprising, the common area as Landlord may elect without liability to Tenant (including the right to add or eliminate buildings from the Project), subject only to Tenant's vehicular parking rights shown in Item 13 of the Basic Lease Provisions provided that such change shall not prohibit or otherwise materially interfere with Tenant's normal business operations for the use permitted hereunder.

4.    TAXES.

      4.1.    Payment of Real Property. Landlord agrees to pay, before they become delinquent, all real property taxes; current installments of any general or special assessments; license fees, commercial rental taxes, in lieu taxes, levies, charges, penalties or similar impositions imposed by any authority having the direct power to tax, and are paid or incurred by Landlord, including but not limited to, the following: (a) any tax on or measured by Rent received by Landlord from the Project or as against Landlord's business of leasing any of the Project; (b) any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants; (c) assessments due to deed restrictions and/or owner associations; and (d) costs of determining, filing, contesting and appealing any such tax, assessment or charge, including accountants', attorneys' and consultants' fees, but excluding any income, inheritance, estate or corporate franchise taxes of Landlord (collectively, "Taxes"). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part for (or in lieu of) any tax which would otherwise be included within the term "Taxes" as defined herein, then the same shall be included in the term "Taxes".

      4.2.    Liability for all Personal Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above standard tenant improvements and alterations, additions or improvements placed by or for Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, above-standard tenant improvements or alterations, additions or improvements placed by or for Tenant in the Premises, and Landlord elects to pay the Taxes based on such increase, Tenant shall pay to Landlord upon demand that portion of the Taxes.

5.    LANDLORD'S MAINTENANCE AND REPAIR.

      5.1.    Landlord's. Landlord shall maintain and repair the roof (above the ceiling tiles), and the foundation and the structural soundness of the Building and utility facilities stubbed to the Premises in good condition, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries, unless otherwise specified by Landlord in writing. Landlord shall maintain any water, sewer, gas and other utility lines located on the Project which serve more than one occupant of the Building, up to the point at which they connect to the Premises (to the extent that such maintenance, repair and replacement is not the responsibility of the utility company providing service). Landlord shall maintain, repair and repaint the exterior walls, footings, foundations and structural steel columns and girders, overhead doors, canopies, entries, handrails, gutters and other exposed parts of the Building to maintain safety and aesthetic standards. Landlord shall maintain, repair, and operate the common areas of the Project, including but not limited to, mowing grass and general landscaping, maintenance of parking areas, driveways and alleys, parking lot sweeping, paving and restriping, exterior lighting, painting, pest control and window washing. The cost of all of the foregoing, including the cost of all supplies, uniforms, equipment, tools and materials, together with utility costs not otherwise charged directly to Tenant or other tenants, all wages and benefits of employees (not including those above the grade of manager) and independent contractors engaged in the operation, maintenance and repair of the Project, all expenses for security and safety services and equipment, any license, permit and inspection fees required in connection with the operation, maintenance or repair of the Project (but not related to improvements to tenant space), management, consulting, legal and accounting fees of independent contractors engaged by Landlord (but not related to the negotiation or enforcement of leases), other costs and expenses actually incurred by Landlord in connection with the ownership, operation, leasing and management of the Project, and other usual costs and expenses which are typically paid by other landlords to provide on-site operation of industrial, warehouse and service center projects, are collectively referred to herein as "Operating Expenses." To the extent that an Operating Expense consists of a maintenance or repair (including renovation and refurbishment) expense that is not properly fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, such expense shall be amortized on a straight line basis over its useful life. Any amounts which are amortized, together with Landlord's actual cost of funds, shall result in equal payments being included in Operating Expenses for the year of expenditure and succeeding years during the amortization period. Notwithstanding anything contained in this Lease to the contrary, the parties acknowledge that the following items shall not be included in Operating Expenses under this Lease: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital expenditures (as determined in accordance with GAAP), except that any capital expenditures shall be amortized by Landlord over the useful life of such expense and only the annual amortized portion of such expense shall be included in annual Operating Expenses; (iii) depreciation, and interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers' leasing commissions or compensation and advertising and other marketing expenses; (v) costs of other services or work performed for the singular benefit of another tenant or occupant; (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or enforcing, renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) property management fees in excess of three percent (3%) of the gross rent from the Building; (xi) rental under any ground or underlying lease or leases; (xii) Taxes; (xiii) income taxes, excess profit taxes, franchise taxes, estate, succession, inheritance, gift, mortgage recording and transfer taxes; (xiv) salaries, benefits and other compensation to persons above the grade of building manager, if any; (xv) services rendered or items provided to tenants or other occupants of the Building by Landlord beyond those services or items rendered or provided by Landlord to all tenants in the Building (including Tenant) without specific compensation therefor; (xvi) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation; (xvii) the amount of any fine, interest or penalty due to Landlord's violation of law and any fines, interest or penalties resulting from the late payment of Taxes; (xviii) rental and other costs with respect to the Landlord's management office in the Building; (xix) costs attributable to the operation of the business of Landlord generally or the operation, maintenance and repair of any other real property owned or operated by Landlord, as opposed to costs specifically attributable to the operation, maintenance and repair of the Building; (xx) political or charitable contributions; (xxi) payments to any reserves or contingency funds including bad debt and rent loss reserves; (xxii) costs and expenses resulting from the negligence or intentional misconduct of Landlord or its employees, agents or contractors; (xxiii) any amount paid to a person related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xxiv) the cost of removing or otherwise dealing with any asbestos or other Hazardous Materials; (xxv) the cost of correcting any defects in the construction of the Building or any Building equipment to the extent reimbursed under warranty; (xxvi) attorneys' fees and expenses arising from claims, disputes and potential disputes between Landlord and tenants of the Building; (xxvii) any profit relating to the excess collection of Operating Expenses from all of the tenants or other occupants of the Building in excess of the actual amount of such Operating Expenses; and (xxviii) legal fees and expenses relating to the defense of Landlord's title to, or interest in, the Project and/or Building.

      5.2.    Procedure and Liability. Tenant shall immediately give Landlord written notice of any defect or the need for repair of the items for which Landlord is responsible, after which Landlord shall have reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. If Tenant or Tenant's Parties caused any damage necessitating such repair, then Tenant shall pay the cost thereof, upon demand. Tenant hereby waives the benefit of any statute or law providing a right to make repairs and deduct the cost thereof from the Rent. Tenant waives any right to terminate this Lease or offset or abate Rent by reason of any failure of Landlord to make repairs to the Premises.

6.    TENANT'S MAINTENANCE AND REPAIR.

      6.1.    Tenant's Maintenance. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord's responsibility in Paragraph 5.1 above) in good and sanitary condition, normal wear and tear excepted, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special store front or office entry, interior walls and finish work, floors, warehouse slab repairs and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris. If Tenant shall fail to make any repair for which Tenant is responsible within ten (10) days following written notice from Landlord requiring the same, Landlord and its agents and contractors shall have the right, but not the obligation, to enter upon the Premises and perform such repairs, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord immediately upon demand. In the case of emergency, Landlord, its agents and contractors may enter upon the Premises to perform such repairs without the necessity of prior notice to Tenant. Tenant shall maintain its trash receptacles within the Premises, except that Tenant shall be permitted to maintain a dumpster outside of the Premises in a location reasonably agreed upon by the parties. Repairs shall be made in accordance with all applicable laws, including without limitation, the Americans with Disabilities Act of 1990. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant(s) occupying such adjacent premises. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole cost and expense, promptly repair any damage or injury to any party wall caused by Tenant or Tenant's Parties.

      6.2.    Maintenance/Service Contracts. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for serving all hot water, heating and air conditioning systems and equipment within, or exclusively serving, the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance which approval shall not be unreasonably withheld, conditioned or delayed. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.

7.    ALTERATIONS.

      Tenant shall make no alterations, additions or improvements to the Premises (including, without limitation, roof and wall penetrations) or any part thereof without obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may impose as a condition to such consent such requirements as Landlord may reasonably deem necessary, including, without limitation that: (a) Landlord be furnished with working drawings before work commences; (b) performance and labor and material payment bonds in form and amount and issued by a company satisfactory to Landlord be furnished; (c) Landlord approve the contractor by whom the work is to be performed; (d) adequate course of construction and general liability insurance be in place and Landlord be named as an additional insured under the contractor's liability and property insurance policies; and (e) Landlord's instructions relating to the manner in which the work is to be performed and the times during which it is to be accomplished shall be complied with. Tenant shall pay to Landlord all costs incurred by Landlord for any architectural, engineering, supervisory or legal services in connection with any alterations, additions or improvements, including, without limitation, Landlord's review of the plans, specifications and budget for purposes of determining whether to consent. All such alterations, additions or improvements must be performed in a good and workmanlike manner in compliance with all laws, rules and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and diligently prosecuted to completion. Tenant shall deliver to Landlord upon commencement of such work, a copy of the building permit with respect thereto, and a certificate of occupancy or other final inspection and approval from the applicable governmental authority having jurisdiction over the Premises and the Project, if applicable, immediately upon completion of the work. All such work shall be performed so as not to obstruct the access to the premises of any other tenant in the Building or Project. Should Tenant make any alterations, additions or improvements without Landlord's prior written consent, or without satisfaction of any of the conditions established by Landlord in conjunction with granting such consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove all or some of the alterations, additions or improvements at Tenant's sole cost and restore the Premises to the same condition as existed prior to undertaking the alterations, additions or improvements, or if Tenant shall fail to do so, Landlord may cause such removal or restoration to be performed at Tenant's expense and the cost thereof shall be Additional Rent to be paid by Tenant immediately upon demand. Landlord shall have the right to require Tenant, at Tenant's expense, to remove any and all alterations, additions or improvements and to restore the Premises to its prior condition upon the expiration or sooner termination of this Lease. Tenant shall notify Landlord in writing at least ten (10) days prior to the commencement of any such work in or about the Premises, and Landlord shall have the right at any time and from time to time to post and maintain notices of non-responsibility in or about the Premises pursuant to applicable laws.

8.    LIENS.

      Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including, without limitation, those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises within thirty (30) days of receiving notice of the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord harmless from any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Project or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises. Landlord shall have the right, at Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor.

9.    SIGNS.

      9.1.    Landlord's Signage Program. Tenant shall abide by the terms of Landlord's signage program attached hereto as Exhibit C and incorporated herein as the same may be changed from time to time at Landlord's sole discretion. Upon vacation of the Premises or the removal or alteration of its sign for any reason, Tenant shall be responsible, at its sole cost, for the repair, painting and/or replacement of the structure to which signs are attached to its original condition. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefor.

      9.2.    Criteria for Changes. Tenant shall not, without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion: (a) make any changes to or paint the exterior of the Building; (b) install any exterior lights, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, design, lighting, color and general appearance. All signs shall be in compliance with all applicable laws and regulations and all covenants, conditions and restrictions relating to the Premises. All signs shall be kept in good condition and in proper operating order at all times.

10.   UTILITIES.

      Tenant shall pay for all separately metered water, gas, heat, light, telephone, telecommunication, sewer and sprinkler charges and for other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. If any utilities serving the Premises are not separately metered, Tenant shall pay to Landlord its proportionate share of the cost thereof as reasonably determined by Landlord. Landlord shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on the Premises. Tenant shall have no right to terminate this Lease nor shall Tenant be entitled to any abatement in Rent as a result of any such interruption or failure of utility services. No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Tenant.

      Notwithstanding the foregoing, if any Essential Service (as hereinafter defined) which Landlord is required to provide to the Premises pursuant to the terms of this Section is interrupted due to the negligence or willful misconduct of Landlord (a "Service Interruption") and such Service Interruption causes all or a material portion of the Premises to be untenantable (the "Affected Space") for a period of five (5) or more consecutive business days after written notice thereof from Tenant to Landlord (the "Interruption Notice"), then, provided that Tenant shall have ceased operating in the Affected Space, the Rent (including, without limitation, Base Rent and Additional Rent) shall abate in the proportion that the rentable square footage of the Affected Space in which Tenant shall have ceased to operate its business bears to the rentable square footage of the Premises, which abatement shall commence on the sixth (6th) business day following Landlord's receipt of the Interruption Notice and expire on the earlier of Tenant's recommencement of business operations in the Affected Space or the date that the Service Interruption is remedied. Notwithstanding the foregoing, in no event shall Tenant be entitled to abatement or any other remedy if the interruption of any Essential Service is caused in whole or in part by the negligence of Tenant, its agents, employees, contractors, licensees or invitees. Tenant agrees that, except as expressly set forth herein, the rental abatement described herein shall be Tenant's sole remedy in the event of a Service Interruption and Tenant hereby waives any other rights against Landlord, at law or in equity, in connection therewith, including, without limitation, any right to terminate this Lease, to claim an actual or constructive eviction, or to bring an action for money damages. Notwithstanding the foregoing, in the event that the Service Interruption continues for a period of ninety (90) days after Landlord's receipt of the Interruption Notice and provided that Tenant shall have ceased operating in the Affected Space, Tenant shall be entitled, as its sole and exclusive remedy, to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of such ninety (90) day period (but in any event prior to the date that the Service Interruption is remedied). For purposes of this Section, an "Essential Service" shall mean the service provided by the HVAC systems, plumbing and waste disposal systems and electrical systems (to the extent supplied by Landlord). Nothing contained herein shall limit Tenant's right to abatement in the case of a fire or other casualty or condemnation as provided in the "Fire and Casualty Damage" or "Condemnation" Sections of this Lease.

11.   FIRE AND CASUALTY DAMAGE.

      11.1.   Notice of Destruction. If the Premises are damaged or destroyed by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord.

      11.2.   Loss Covered by Insurance. If at any time prior to the expiration or termination of this Lease, the Premises or the Project are wholly or partially damaged or destroyed, the loss to Landlord from which is fully covered by proceeds of insurance maintained by Landlord or for Landlord's benefit, which damage renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

              11.2.1   If all repairs to the Premises or Project can, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties (as contemplated in Paragraph 11.4), Landlord shall, at Landlord's expense (provided Landlord can obtain all necessary governmental permits and approvals therefor at reasonable cost and on reasonable conditions), repair the same, and this Lease shall remain in full force and effect and a proportionate reduction of Base Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant during the period of time that such portion is unusable or inaccessible. There shall be no proportionate reduction of Base Rent or other abatement of Rent by reason of any portion of the Premises being unusable or inaccessible for a period equal to three (3) consecutive business days or less. Notwithstanding the foregoing, if Landlord is unable to substantially complete the repairs set forth above within the afore-mentioned one hundred eighty (180) day period (subject to force majeure delays and any delays caused by Tenant, its agents, employees or contractors), Tenant shall, upon thirty (30) days written notice to Landlord, have the option to terminate this Lease, such notice to be given to Landlord no later than thirty (30) days after the expiration of such one hundred eighty (180) day period (but in any event prior to the date that Landlord substantially completes such repair work).

              11.2.2   If such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, and if all such repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days following the date of notice to Landlord of such damage or destruction, without the payment of overtime or other premiums, then either party may by written notice to the other given within twenty (20) days following the date of delivery of Landlord's notice to Tenant of the estimated time to complete the repairs, terminate this Lease as of the date of the occurrence of such damage or destruction.

      Tenant shall pay to Landlord, within ten (10) days following Landlord's demand therefor, the amount of the deductible under Landlord's insurance policy. If the damage involves portions of the Project in addition to the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the cost of repairing the damage in the Premises to the total cost of repairing all of the damage in the Project.

      11.3.   Loss Not Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Project are totally or partially damaged or destroyed from a risk, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord's benefit, which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, and if such damage or destruction is not the result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Landlord may, at its option, upon written notice to Tenant within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but the Rent shall be proportionately reduced as provided in Paragraph 11.2(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

      11.4.   Loss Caused by Tenant or Tenant's Parties. Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant or Tenant's Parties, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant's sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 11.4 to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in all such events pay to Landlord the full amount of the deductible under Landlord's insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Rent or other payments owed by Tenant.

      11.5.   Destruction Near End of Term. Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord may, at its option, elect to terminate this Lease upon written notice given to Tenant within thirty (30) days following such damage or destruction.

      11.6.   Destruction of Improvements and Personal Property. In the event of any damage to or destruction of the Premises or the Project, under no circumstances shall Landlord be required to repair, replace or compensate Tenant, Tenant's Parties or any other person for the personal property, trade fixtures, machinery, equipment or furniture of Tenant or any of Tenant's Parties, or any alterations, additions or improvements installed in the Premises by Tenant, and Tenant shall promptly repair and replace all such personal property and improvements at Tenant's sole cost and expense.

      11.7.   Exclusive Remedy. The provisions of this Paragraph 11 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or the Project.

      11.7.   Lender Discretion. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Landlord be applied to such indebtedness, then Landlord shall have the right to deliver written notice to Tenant terminating this Lease.

12.   INDEMNITY AND INSURANCE.

      12.1.   Indemnity.

              12.1.1   Tenant hereby releases all Indemnified Parties, and shall indemnify, protect, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, liabilities, losses, sums paid in settlement of claims, costs and expenses (including, but not limited to, reasonable attorneys' fees and litigation costs), obligations, liens and causes of action, whether threatened or actual, direct or indirect (collectively, "Claims"), which arise in any way, directly or indirectly, resulting from or in connection with, in whole or in part, Tenant's or Tenant's Parties' activities in, on or about the Premises or Project, including, without limitation, Tenant's breach or default of any obligation of Tenant to be performed under the terms of this Lease, the conduct of Tenant's business, the nonobservance or nonperformance of any law, ordinance or regulation or the negligence or misconduct of Tenant or Tenant's Parties; except injury to persons or damage to property which is caused by the negligence or willful misconduct of Landlord, or the wrongful failure of Landlord to repair any part of the Project which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Landlord shall not be liable to Tenant for any damages arising from any act, omission or neglect of any other tenant in the Project.

              12.1.2   Subject to Section 12.5 below, Landlord hereby releases Tenant, its partners, officers, directors, shareholders, employees, agents, lenders, and each of their respective successors and assigns (collectively, the "Tenant's Indemnified Parties"), and shall indemnify, protect, defend and hold the Tenant's Indemnified Parties harmless from any and all Claims, which arise in any way, directly or indirectly, resulting from or in connection with, in whole or in part, Landlord's or its agents, employees, contractors or subcontractors ("Landlord's Parties") activities in, on or about the Building or Project, including, without limitation, Landlord's breach or default of any obligation of Landlord to be performed under the terms of this Lease, the nonobservance or nonperformance of any law, ordinance or regulation or the negligence or misconduct of Landlord or Landlord's Parties; except injury to persons or damage to property which is caused by the negligence or willful misconduct of Tenant, or the wrongful failure of Tenant to repair any part of the Premises which Tenant is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Landlord of needed repairs. Tenant shall not be liable to Landlord for any damages arising from any act, omission or neglect of any other tenant in the Project.

      12.2.   Landlord's Insurance. Landlord shall at all times during the Term carry and maintain the following types of insurance in the amounts specified and in the form hereinafter provided for:

              12.2.1   Commercial General Liability Insurance. Commercial general liability insurance against claims for property damage and bodily injury or death, such insurance to afford protection to the limit of not less than $1,000,000 in respect to property damage, injury or death to any number of persons arising out of any one occurrence together with an umbrella policy with a limit of at least $5,000,000.

              12.2.2   Landlord's Real and Personal Property. Insurance covering the Building in an amount not less than one hundred percent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings), from time to time during the Term, providing protection against perils included within the standard state form of special form coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

              12.2.3   Rent Insurance. Rent insurance with respect to the premises of the tenants in the Project if available at a cost which Landlord in its sole judgment deems reasonable, against loss of rents in an aggregate amount equal to not more than twenty-four (24) times the sum of (i) the monthly requirement of monthly Base Rent of such tenants, plus (ii) the average monthly amount estimated from time to time by Landlord to be payable by such tenants as Additional Rent pursuant to their leases.

      12.3.   Tenant's Insurance Obligations. Tenant agrees that at all times from and after the date Tenant is given access to the Premises for any reason, Tenant shall carry and maintain, at its sole cost and expense, the following types, amounts and forms of insurance:

              12.3.1   General Liability Insurance. A broad form comprehensive general liability or commercial general liability policy covering property damage, personal injury, advertising injury and bodily injury, and including blanket contractual liability coverage for obligations under this Lease, covering the Project in an amount of not less than the amount per occurrence specified in Item 14 of the Basic Lease Provisions. Such policy shall be in the occurrence form with a policy general aggregate. In addition, Tenant shall maintain an umbrella policy with a limit of at least $5,000,000. Each policy shall name Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds, and shall provide that any coverage to additional insureds shall be primary; when any policy issued to Landlord provides duplicate coverage or is similar in coverage, Landlord's policy will be excess over Tenant's policies. No deductibles in excess of Ten Thousand Dollars ($10,000) per occurrence shall be permitted. Tenant shall pay any deductibles. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as required by Landlord based upon Landlord's determination as to (a) the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Building; (b) as requested by any lender with an interest in the Building or Project; (c) Tenant's activities; (d) increases in recovered liability claims; (e) increased claims consciousness by the public; or (f) any combination of the foregoing.

              12.3.2   Property Insurance. A policy or policies, including the Boiler and Machinery Perils and the Special Causes of Loss form of coverage ("All Risks"), including vandalism and malicious mischief, theft, sprinkler leakage (including earthquake sprinkler leakage) and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, on an agreed amount basis (no co-insurance requirement), of all trade fixtures, furniture and equipment in the Premises, all alterations, additions and improvements to the Premises installed by or for Tenant or provided to Tenant, and all other personal property owned or leased by Tenant. Such insurance shall also include business interruption and extra expense coverage for Tenant's operations and debris removal coverage for removal of property of Tenant and Tenant's Parties which may be damaged within the Premises. Such coverage shall name the Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds and/or loss payees as its interest may appear. No deductibles in excess of Ten Thousand Dollars ($10,000) per occurrence shall be permitted. Tenant shall pay any deductibles.

              12.3.3   Workers' Compensation Insurance. Workers' compensation insurance, including employers' liability coverage, shall comply with applicable California law. Such insurance shall include a waiver of subrogation in favor of Landlord, if available.

      12.4.   Evidence of Coverage. All of the policies required to be obtained by Tenant pursuant to Paragraph 12.3 shall be with companies and in form satisfactory to Landlord. Each insurance company providing coverage shall have a current Best's Rating of "A-XII" or better. Upon notice from Landlord, Tenant shall add Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as an additional insured or loss payee, as applicable. Tenant shall provide Landlord with certificates and copies of endorsements (and upon request, policies) of insurance acceptable to Landlord issued by each of the insurance companies issuing any of the policies required pursuant to the provisions of Paragraph 12.3, and said certificates and endorsements shall provide that the insurance issued thereunder shall not be altered, canceled or non-renewed until after thirty (30) days' written notice to Landlord. "Claims made" policies shall not be permitted. Each policy shall permit the waiver in Section 12.5 below. Evidence of insurance coverage shall be furnished to Landlord prior to Tenant's possession of the Premises and thereafter not fewer than fifteen (15) days prior to the expiration date of any required policy. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance which are acceptable to Landlord. If Tenant fails to obtain any insurance required hereby or provide evidence thereof to Landlord, Landlord may, but shall not be obligated to, and Tenant hereby appoints Landlord as its agent to, procure such insurance and bill the cost of the insurance plus a twenty percent (20%) handling charge to Tenant. Tenant shall pay such costs to Landlord as Additional Rent with the next monthly payment of Rent.

      12.5.   Waivers of Subrogation. Landlord and Tenant, for themselves and their respective insurers, hereby release each other of and from any and all claims, demands, actions and causes of action, (including, without limitation, subrogation claims), for loss or damage to their respective property, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. The waiver and release provided herein shall be effective only with respect to loss or damage covered by insurance or required to be covered by insurance pursuant to the terms of this Lease. Each party will use its best efforts to cause the relevant insurance policy to contain either (i) a waiver of the insurer's right of subrogation against the other party, or (ii) a clause or endorsement to the effect that the waiver and release provided herein shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy.

13.    LANDLORD'S RIGHT OF ACCESS.

      Tenant shall permit Landlord and its employees and agents, at all reasonable times upon at least forty-eight (48) hours notice to Tenant (except in the case of an emergency in which no notice shall be required), in such manner as to cause as little disturbance to Tenant as reasonably practicable (a) to enter into and upon the Premises to inspect them, to protect the Landlord's interest therein, or to post notices of non-responsibility, (b) to take all necessary materials and equipment into the Premises, and perform necessary work therein, and (c) to perform periodic environmental audits, inspections, investigations, testing and sampling of the Premises and/or the Project. No such work shall cause or permit any abatement or rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, or constitute an actual or constructive eviction. Landlord may at any time place on or about the Building any ordinary "for sale" and "for lease" signs. Tenant shall also permit Landlord and its employees and agents, upon request, to enter the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to any fee owners, lessors of superior leases, holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessees of the Project or Building as an entirety. During the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants.

14.    ASSIGNMENT AND SUBLETTING.

      14.1.   Landlord's Consent. Tenant shall not assign all or any portion of its interest in this Lease, whether voluntarily, by operation of law or otherwise, and shall not sublet all or any portion of the Premises, including, but not limited to, sharing them, permitting another party to occupy them or granting concessions or licenses to another party, except with the prior written consent of Landlord, which Landlord shall not unreasonably withhold, condition or delay. It shall be considered reasonable for Landlord to withhold consent if: (a) Tenant is in default of this Lease; (b) the assignee or subtenant is unwilling to assume in writing all of Tenant's obligations hereunder; (c) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (d) the Premises will be used for different purposes than those set forth in Paragraph 3 or for a use requiring or generating increased or different Hazardous Materials; (e) the proposed assignee or subtenant or its business is subject to compliance with additional requirements of the law (including, without limitation, related regulations) commonly known as the Americans with Disabilities Act of 1990 beyond those requirements applicable to Tenant; (f) Tenant proposes to assign less than all of its interest in this Lease or to sublet the Premises in units that are unusually small for the Project; (g) the assignee or subtenant requires extensive alterations to the Premises; and (h) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project.

      14.2.   Fees. In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord Landlord's actual costs including reasonable attorney's fees arising from such request (not to exceed $1,000.00).

      14.3.   Procedure. Whenever Tenant has obtained an offer to assign any interest in this Lease or to sublease all or any portion of the Premises, Tenant shall provide to Landlord the name and address of said proposed assignee or sublessee, the base rent and all other compensation to be paid to Tenant, the proposed use by the proposed assignee or sublessee, the proposed effective date of the assignment or subletting, and any other business terms which are material to the offer and/or which differ from the provisions of this Lease ("Notice of Offer"). Tenant shall also provide to Landlord the nature of business, financial statement and business experience resume for the immediately preceding five (5) years of the proposed assignee or sublessee and such other information concerning such proposed assignee or sublessee as Landlord may require. The foregoing information shall be in writing and shall be received by Landlord no less than sixty (60) days prior to the effective date of the proposed assignment or sublease.

      Within thirty (30) days following its receipt of a Notice of Offer for the proposed assignment or subletting, Landlord shall be entitled to terminate this Lease as to all of the Premises (unless Tenant proposes a sublease of a portion of the Premises, in which event Landlord may terminate this Lease as to such portion) by written notice to Tenant ("Termination Notice"), and such termination shall be effective as of the proposed effective date of the proposed assignment or sublease. If Landlord does not elect to terminate this Lease, Landlord shall either notify Tenant that Landlord consents to the proposed assignment or subletting or withholds its consent for reasons to be specified in the notice. If Landlord does not provide a Termination Notice or a notice withholding its consent to Tenant within thirty (30) days following its receipt of a Notice of Offer, Landlord shall be deemed to have consented to the proposed assignment or subletting.

      14.4.   Bonus Rent. If any interest in this Lease is assigned or all or any portion of the Premises is subleased, Landlord shall receive fifty percent (50%) of the "bonus rent" to be realized from such assignment or subletting. The bonus rent shall mean any lump sum payment or other value received by Tenant, plus any base rent, percentage rent or periodic compensation received by Tenant from or for the benefit of an assignee or sublessee in excess of (a) all amounts owed for Rent and other charges pursuant to this Lease, and (b) all reasonable commissions and fees paid to any real estate broker or finder who is unaffiliated with Tenant in connection with the assignment or subletting. If a portion of the Premises is subleased, the amount in clause (a) shall be prorated based on the portion of the Premises' rentable area to be subleased. The bonus rent shall be paid on the first (1st) day of each calendar month next following Tenant's receipt of each payment from its assignee or sublessee, after reduction for all amounts described in clauses (a) and (b) above, amortized over the full term of the assignment or sublease.

      14.5.   Continuing Tenant Obligations. No subleasing or assignment shall relieve Tenant from liability for payment of all forms of Rent and other charges herein provided or from Tenant's obligations to keep and be bound by the terms, conditions and covenants of this Lease.

      14.6.   Waiver, Default and Consent. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the Premises. Any assignment or sublease without the Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a non-curable Event of Default under this Lease. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting.

      14.7.   Restructuring of Business Organizations. Any transfer of corporate shares or ownership interests of Tenant, so as to result in a change in the present voting control of Tenant by the person or persons owning a majority of said corporate shares or ownership interests on the date of this Lease (except for trading on an exchange), shall constitute an assignment and shall be subject to the provisions of this Paragraph 14.

      14.8.   Assignment of Sublease Rent. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rents from any subletting of all or any part of the Premises, and Landlord, as assignee for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease, except that, until the occurrence of an Event of Default by Tenant, Tenant shall have the right and license to collect such rents.

      14.9.   Assignment in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. 101 et seq., or such similar laws or amendments thereto which may be enacted from time to time (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

      14.10.  Assumption of Obligations. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

      14.11.  Existing Licensee. Notwithstanding anything contained in this Lease to the contrary, upon execution of this Lease, Landlord shall be deemed to have consented to Tenant's licensing of a portion of the Premises consisting of approximately 1,600 square feet, designated as the "GLR Facility" on Exhibit F attached hereto (the "License Space"), to GLR Associates, Inc. ("GLR"). As a result of the license to GLR, Landlord shall not be entitled to any Bonus Rent as set forth in Section 14.4 of this Lease and Tenant shall not be required to submit any fees to Landlord set forth in Section 14.2 of this Lease. As a condition to Landlord's consent to the licensing of the License Space to GLR, (i) Tenant shall deliver to Landlord a copy of the license agreement or other occupancy agreement between Tenant and GLR (the "License Agreement"); (ii) such License Agreement shall contain a provision providing that it is subject to the terms and conditions of this Lease; and (iii) Tenant shall cause GLR to submit to Landlord a certificate of insurance evidencing a policy of commercial general liability insurance with a limit of at least $2,000,000 per occurrence and such other insurance as is required under Sections 12.3.2 and 12.3.3 above. It is expressly agreed by the partiers hereto that no further consent or action shall be required by Landlord or Tenant with respect to Tenant's license of the License Space to GLR.

15.   CONDEMNATION.

      15.1.   Total Taking. If the whole or any substantial part of the Premises or the Project shall be taken or damaged because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of the Premises or Project or portion thereof in avoidance of the exercise of the power of eminent domain (collectively, a "Taking"), and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate effective when the physical Taking of the Premises shall occur.

      15.2.   Partial Taking. If part of the Premises shall be subject to a Taking and this Lease is not terminated as provided in the Paragraph 15.1 above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area of the Premises rendered unusable by Tenant.

      15.3.   Condemnation Award. The entire award or compensation for any Taking of the Project and/or the Premises, or any part thereof, or for diminution in value, shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Tenant shall be entitled to pursue with the condemning authority and Landlord shall have no interest in any separate award made to Tenant for loss of business, for relocation purposes, or for the taking of Tenant's fixtures and improvements.

16.   SURRENDER AND HOLDING OVER.

      16.1.   Surrender. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises in as good condition as when received, reasonable wear and tear excepted, broom clean and free of trash and rubbish, and free from all tenancies or occupancies by any person. Subject to Landlord's rights under Paragraph 19.8, Tenant shall remove all trade fixtures, furniture, equipment and other personal property installed in the Premises prior to the expiration or earlier termination of this Lease. Unless otherwise provided in Paragraph 7 or waived by Landlord in writing prior to the expiration or earlier termination of this Lease, Tenant shall remove at its sole cost all alterations, additions and improvements made by Tenant to the Premises; provided, however, at the election of Landlord, all (or such portion as Landlord shall designate) alterations, additions and improvements to the Premises including, without limitation, all wall coverings, floor coverings, built-in cabinets, paneling and the like, shall become the property of Landlord and remain on the Premises at the end of the Term. Tenant shall, at its own cost, completely repair any and all damage to the Premises and the Building resulting from or caused by such removal. The provisions of Paragraph 7 shall apply to such removal and repair work.

      16.2.   Holding Over. If Landlord agrees in writing that Tenant may hold over after the expiration or earlier termination of this Lease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days' prior written notice. If Tenant holds over without the consent of Landlord, the same shall be a tenancy at will terminable at any time, and Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by such holdover, including, without limitation, reasonable attorneys' fees and damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. All of the other terms and provisions of this Lease shall be applicable during any holdover period, with or without consent of Landlord, except that Tenant shall pay to Landlord from time to time upon demand, as Rent for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the then applicable Base Rent plus all Additional Rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Paragraph 16.2 shall not be construed as Landlord's consent to any holding over by Tenant.

      16.3.   Entry at End of Term. If during the last month of the Term, Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

17.   QUIET ENJOYMENT.
      Landlord represents and warrants that it has full rights and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease, any ground lease, any mortgage or deed of trust now or hereafter encumbering the Premises or the Project, and all matters of record.

18.   EVENTS OF DEFAULT.

      The following events shall be deemed to be events of default by Tenant under this Lease (each, an "Event of Default"):

      18.1.   Failure to Pay Rent. Tenant shall, after at least ten (10) days written notice and opportunity to cure, fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due (provided, however, that Landlord shall not be obligated to provide the foregoing written notice of default to Tenant more than two (2) times in any twelve (12) month period and an immediate Event of Default shall occur upon the third (3rd) (and each subsequent) such failure of Tenant to pay any installment of the Rent due hereunder when due in such twelve (12)-month period).

      18.2.   Insolvency. Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing the inability to pay its debts or shall make a general assignment for the benefit of creditors.

      18.3.   Appointment of Receiver. A receiver or trustee (or similar official) shall be appointed for all or substantially all of the assets of Tenant.

      18.4.   Bankruptcy. The filing of any voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days.

      18.5.   Attachment. The attachment, execution or other judicial seizure or non-judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) business days after the levy thereof.

      18.6.   Vacation of Premises. Tenant shall vacate or abandon all or a substantial portion of the Premises, whether or not Tenant is in default of the Rent or other charges due under this Lease, without providing Landlord at least fifteen (15) days prior written notice thereof.

      18.7.   Certificates. Tenant shall fail to deliver to Landlord any subordination agreement within the time limit prescribed in Paragraph 21 below, or a Certificate of Occupancy for work performed by Tenant (if any), all financial statements or an estoppel certificate within the time limits prescribed in Paragraph 22.7 below.

      18.8.   Failure to Discharge Liens. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 8 hereof.

      18.9.   False Financial Statement. Landlord discovers that any financial statement given to Landlord by Tenant, or any guarantor of Tenant's obligations hereunder, or any of them, was materially false when given to Landlord.

      18.10.  Failure to Comply with Lease Terms. Tenant shall fail to comply with any other term, provision or covenant of this Lease, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, if such failure endangers or threatens life or property and such failure continues for a period of five (5) business days following written notice thereof the same shall be deemed an Event of Default by Tenant.

      18.11.  Guarantor Default. Any guarantor of Tenant's obligations hereunder shall be in default under the terms of its guaranty.

      18.12.  Assignment or Subletting without Consent. Any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained.

      Any notices to be provided by Landlord under this Paragraph 18 shall be the same as, and not in addition to, any notice required under California law.

19.   LANDLORD'S REMEDIES.

      Upon the occurrence of any Event of Default, Landlord may, at its option without further notice or demand and in addition to any other rights and remedies hereunder or at law or in equity, do any or all of the following:

      19.1.   Termination. Terminate Tenant's right to possession of the Premises by any lawful means upon at least five (5) days' written notice (which notice may be satisfied by any notice which may be given by Landlord pursuant to Paragraph 18, if applicable), in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any rights and remedies Landlord may have at law or in equity, Landlord shall have the following rights:

              19.1.1   To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder.

              19.1.2   To recover all damages incurred by Landlord by reason of the default, including without limitation (i) the worth at the time of the award of the payments owed by Tenant to Landlord under this Lease that were earned but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (vi) any other amount, including without limitation attorneys' fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of the award," as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the highest interest rate permitted by law. "The worth at the time of the award," as referred to in clause (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, at the discount rate of the San Francisco Federal Reserve Bank, plus 1%.

              19.1.3   To remove, at Tenant's sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord's demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord's removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph.

              19.1.4   In the event of termination and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, provided, that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose. In satisfying Landlord's responsibility to mitigate its damages, Landlord shall not be obligated:

              (1)   To solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including the final and unappealable legal right to re-let the Premises free of any claim of Tenant for possession, or to lease the Premises on terms which are not commercially reasonable under the circumstances;

              (2)   To offer the Premises to a prospective tenant when other Premises in the Project suitable for that prospective tenant's use are available;

              (3)   To lease the Premises to a substitute tenant for a rental substantially less than the then current fair market rental then prevailing for similar uses in comparable projects in the same market area as the Project (taking into account any tenant allowance offered by Landlord);

              (4)   To lease the Premises to a proposed substitute tenant whose use would violate any restriction, covenant or requirement contained in the lease of another tenant of the Project; or

              (5)   To lease to a proposed substitute tenant who does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner.

      19.2.   Continuation of Lease. Terminate Tenant's right to possession of the Premises without terminating this Lease, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord's election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. If Landlord relets the Premises or any portion thereof, any rent collected shall be applied against amounts due from Tenant. Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord's re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant's interest therein, a termination of this Lease or a waiver or release of Tenant's obligations hereunder. Landlord shall have the same rights with respect to Tenant's improvements and personal property as under Paragraph 19.1 above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of this Lease. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

      19.3.   Appointment of Receiver. Cause a receiver to be appointed in any action against Tenant and to cause such receiver to take possession of the Premises and to collect the rents or bonus rent derived therefrom. The foregoing shall not constitute an election by Landlord to terminate this Lease unless specific notice of such intent is given.

      19.4.   Late Charge. Charge late charges as provided in Paragraph 2.6.

      19.5.   Interest. Charge interest on any amount not paid when due as provided in Paragraph 22.2. Interest shall accrue from the date funds are first due or, if the payment is for funds expended by Landlord on Tenant's behalf, from the date Landlord expends such funds.

      19.6.   Attorneys' Fees. Collect, upon demand, all reasonable attorneys' fees and expenses incurred by Landlord in enforcing its rights and remedies hereunder.

      19.7.   Injunction. To restrain by injunction or other equitable means any breach or anticipated breach of this Lease.

20.   LANDLORD DEFAULT; TENANT'S REMEDIES.

      20.1.   Landlord's Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

      20.2.   Tenant's Remedies. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. In no event shall Tenant be entitled to consequential, punitive or exemplary damages on account of any Landlord default. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or offset or withhold Rent on account of any Landlord default. Notwithstanding the foregoing, in the event of any default by Landlord under this Lease beyond all applicable notice and cure periods, Tenant shall have the right to cure any such default affecting the inside of the Premises only and bill to Landlord the reasonable costs of such cure, which amount shall be paid by Landlord within thirty (30) days of receipt of a bill therefor with reasonable backup information requested by Landlord. If Landlord fails to pay such amounts within said thirty (30) day period, such amounts shall accrue interest at the rate of fifteen percent (15%) per annum until paid. Nothing herein shall be construed as a waiver by Landlord of Landlord's right to contest the validity of any alleged failure pursuant to this Paragraph or as a right of Tenant to setoff any amounts against any installment of Rent or other sums due Landlord hereunder, and Landlord expressly reserves all rights and remedies available to Landlord for any amounts improperly charged to Landlord pursuant to this Paragraph.

      20.3.   Non-Recourse. Notwithstanding anything to the contrary in this Lease, any judgment obtained by Tenant or any of Tenant's Parties against Landlord or any Indemnified Parties shall be satisfied only out of Landlord's equity interest in the Building and the legal parcel of land on which it sits. Neither Landlord nor any Indemnified Parties shall have any personal liability for any matter in connection with this Lease or its obligations as Landlord of the Premises, except as provided above. Tenant shall not institute, seek or enforce any personal or deficiency judgment against Landlord or any Indemnified Parties, and none of their property shall be available to satisfy any judgment hereunder, except as provided in this Paragraph 20.3.

      20.4.   Sale of Premises. In the event of any sale or transfer of the Premises (and provided that any security deposit held by the seller, transferor or assignor (collectively, "Seller") is delivered or credited to the purchaser, transferee or assignee (collectively, "Purchaser"), the Seller shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the Seller and the Purchaser on any such sale, transfer or assignment that such Purchaser has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

21.   MORTGAGES.

      At the election of Landlord, or the holder of any mortgage or deed of trust affecting the Project or any ground lessor, this Lease and all of Tenant's rights hereunder shall be subject and subordinate at all times to any deed of trust, mortgage or ground lease which may now or hereafter affect the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any such mortgage or deed of trust is foreclosed or any ground lease terminated, at the election of Landlord's successor in interest, Tenant agrees, for the benefit of such successor in interest, to attorn to such successor in interest and become its tenant on the terms and conditions of this Lease for the remainder of the Term, and if required, to enter into a new lease with such successor in interest in the form of this Lease. Tenant's agreement to attorn shall survive the termination of this Lease. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request; provided, however, that such instrument shall include a provision requiring the purchaser at any foreclosure sale to continue this Lease in full force and effect in the same manner as if such purchaser were the Landlord so long as Tenant is not otherwise in default and requiring Tenant to attorn to such purchaser. In addition, at the request of Landlord, the holder of any mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument that Landlord or such holder may request to make this Lease superior to such mortgage, deed of trust or ground lease. Tenant's failure to execute each instrument, release or document within fifteen (15) days after written demand (which failure continues for an additional five (5) days after a second (2nd) written notice from Landlord) shall constitute an Event of Default by Tenant hereunder without further notice to Tenant (along with an immediate penalty of $5,000.00, payable by Tenant upon demand therefor), or at Landlord's option Landlord shall execute such instrument, release or document on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact, coupled with an interest, and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 21. Notwithstanding the foregoing, this Lease shall not be subordinate to any future mortgage or ground lease unless the ground lessor or mortgagee executes and delivers to Tenant a subordination, non-disturbance and attornment agreement containing an agreement that Tenant's leasehold interest hereunder and other rights and options shall not be disturbed in the event that the ground lessor or mortgagee succeeds to Landlord's rights hereunder, so long as no event of default exists hereunder beyond applicable notice and cure periods and Tenant attorns to such successor.

22.   GENERAL PROVISIONS.

      22.1.   Singular and Plural. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      22.2.   Interest on Past-Due Obligations. Except as expressly herein provided to the contrary, any amount due to Landlord not paid within fifteen (15) days after the date due shall bear interest at the rate of fifteen percent (15%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant.

      22.3.   Time of Essence. Time is of the essence.

      22.4.   Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

      22.5.   Choice of Law. This Lease shall be governed by the laws of the State in which the Project is located applicable to contracts made and to be performed in such state.

      22.6.   Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

      22.7.   Certificates. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy for work performed by Tenant or Tenant's Parties in the Premises, annual financial statements (including balance sheets, income statements and other documents reasonably requested by Landlord) for each of the previous three (3) fiscal years of Tenant, and an estoppel certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the date to which Rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord or Landlord's designee. Any such certificate may be conclusively relied upon by Landlord or Landlord's designee. At Landlord's option, Tenant's failure to timely deliver such certificate (which failure continues for an additional five (5) days after a second (2nd) written notice from Landlord) shall be an Event of Default by Tenant, without further notice to Tenant (along with an immediate penalty of $5,000.00, payable by Tenant upon demand therefor), or it shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one (1) month's rent has been paid in advance.

      22.8.   Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto. Tenant agrees to make such reasonable modifications to this Lease as may be required by any lender in connection with the obtaining of financing or refinancing of the Project or any portion thereof.

      22.9.   Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto, and supersedes all prior agreements or understandings. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

      22.10.  The waiver by Landlord of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may arise between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

      22.11.  Attorneys' Fees. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

      22.12.  Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger. Such event shall, at the option of Landlord, either terminate all or any existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

      22.13.  Survival of Obligations. Paragraphs 2, 3.2, 4.2, 5.2, 8, 12.1, 12.5, 15.3, 16, 19, 20 and 22 and all obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord (i) as necessary to perform Tenant's duties under paragraphs 6.1 and 16.1 and put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, and (ii) as sufficient to meet Tenant's obligation hereunder for prorated Additional Rent for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord shall be credited against the amounts payable by Tenant under this Paragraph 22.13.

      22.14.  Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      22.15.  Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, Tenants' Parties and their property from acts of third parties.

      22.16.  Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute an Event of Default of this Lease.

      22.17.  Multiple Parties. If more than one person or entity is named as Tenant herein, the obligations of Tenant hereunder shall be the joint and several responsibility of all persons or entities so named and the signature or verbal agreement (as appropriate) of any one of such persons or entities shall be sufficient to bind all such persons or entities to any consent, waiver, approval, estoppel, statement, amendment to this Lease or other agreement relating to this Lease.

      22.18.  Conflict. Any conflict between the printed provisions of this Lease and any typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

      22.19.  No Third Party Beneficiaries. This Lease is not intended by either party to confer any benefit on any third party, including without limitation, any broker, finder, or brokerage firm.

      22.20.  Effective Date/Nonbinding Offer. Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

      22.21.  Notices. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by one party to the other shall be deemed to be complied with when and if the following steps are taken:

              22.21.1  All Rent and other payments required to be made hereunder shall be payable to the applicable party hereto as follows: to Landlord at the address set forth in Item 1 of the Basic Lease Provisions, and to Tenant at the address set forth in Item 2 of the Basic Lease Provisions, or at such other addresses as the parties may have hereafter specified by written notice. All obligations to pay Rent and/or any other amounts under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by the respective party.

              22.21.2  Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) upon personal delivery; (ii) seventy-two (72) hours after deposit thereof in the United States mail, postage prepaid, certified or registered mail, return receipt requested; (iii) upon confirmation of delivery by Federal Express or other reputable overnight delivery service; or (iv) upon written confirmation of delivery by telegraph, telecopy or other electronic written transmission device; correctly addressed to the parties hereto as follows: if to Tenant, then at the address specified in Item 2 of the Basic Lease Provisions; and if to Landlord, then at the address specified in Item 1 of the Basic Lease Provisions; or at such other address (but no more than one (1) address at a time, except as provided in Paragraph 20.1) as the recipient may theretofore have specified by written notice.

      22.22.  Water, Oil and Mineral Rights. Landlord reserves all right, title or interest in water, oil, gas or other hydrocarbons, other mineral rights and air and development rights, together with the sole and exclusive right of Landlord to sell, lease, assign or otherwise transfer the same, but without any right of Landlord or any such transferee to enter upon the Premises during the Term except as otherwise provided herein.

      22.23.  Confidentiality. Tenant agrees to keep the Lease and its terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to its attorneys, accountants and bankers, and to a non-party solely in conjunction with Tenant's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

      22.24.  Broker's Fees. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokerage firm specified in Item 15 of the Basic Lease Provisions, if any, and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

      22.25.  Remedies Cumulative. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law, except as otherwise provided herein.

      22.26.  Return of Check. If Tenant's check, given to Landlord in payment of any sum, is returned by the bank for non-payment, Tenant shall pay to Landlord immediately on demand, as Additional Rent, all expenses incurred by Landlord as a result thereof.

      22.27.  Effect of Refund. If Landlord receives payment by Tenant after an Event of Default has occurred, and subsequently returns or refunds such payment to Tenant, such refund shall have the effect of withdrawing Landlord's acceptance of such payment, as if such payment had never been accepted.

      22.28.  No Recordation of Lease. Neither this Lease nor any memorandum hereof may be recorded.

      22.29.  Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease.

      22.30.  Interpretation. This Lease shall be construed fairly according to its terms without regard to which party, or which party's attorneys, prepared its form.

      22.31.  Landlord's Approvals. Except where the provisions of this Lease expressly provide to the contrary, all consents or approvals of Landlord sought or required pursuant to the terms of this Lease shall not be unreasonably conditioned, withheld or delayed.

      22.32.  Waiver of Right to Trial by Jury. Tenant hereby waives the right to trial by jury in any action under or related to this Lease.

      22.33.  Omitted.

      22.34.  Landlord's Waivers/Subordinations. In connection with any request for a waiver or subordination of Landlord's or its lender's lien rights on Tenant's personal property, Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with the review of such waiver or subordination agreement in an amount not to exceed One Thousand Five Hundred Dollars ($1,500.00). Notwithstanding the foregoing, Landlord shall be under no obligation to execute such a waiver or subordination agreement. Landlord may condition its execution of such waiver or subordination on Tenant depositing with Landlord a Security Deposit (or an increase of any existing Security Deposit). LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

              (a)   the sole and exclusive remedy shall be against Landlord and Landlord's assets;

              (b)   no partner, shareholder, director, or officer of Landlord shall be sued or named as party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

              (c)   no service of process shall be made against any partner, shareholder, director, or officer of Landlord (except as may be necessary to secure jurisdiction of Landlord);

              (d)   no partner, shareholder, director, or officer of Landlord shall be required to answer or otherwise plead to any service of process;

              (e)   no judgment will be taken against any partner, director, or officer of Landlord;

              (f)   any judgment taken against any partner, shareholder, director, or officer of Landlord may be vacated and set aside at any time without hearing;

              (g)   no writ of execution will ever be levied against the assets of any partner, director, or officer of Landlord; and

              (h)   these covenants and agreements are enforceable both by Landlord and also by any partner, shareholder, director, or officer of Landlord.

24.   OFAC REPRESENTATION.Tenant is not (i) acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation, nor (ii) engaged in any dealings or transactions, directly or indirectly, in contravention of any United States, international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. SS 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Tenant shall, within five (5) days after Landlord's request, provide such information as Landlord may require to verify the foregoing representations or as may be required in order to enable Landlord to comply with any reporting requirements or applicable laws pertaining to the foregoing representations.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:	TENANT:
COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC, a Delaware limited liability company	INTEST SILICON VALLEY CORPORATION, a Delaware corporation

By: Columbia Industrial Properties, LLC,
      A Delaware limited liability company,
      Its sole member

  By: Lincoln Industrial Manager, LLC,
        A Delaware limited liability company,
        Its manager

    By: Lincoln Advisory Group, Ltd.,
          A Texas limited partnership,
          Its manager

      By: Lincoln GP Advisory Group, Inc.,
            A Texas corporation,
            Its general partner

        By: /s/ Gary F. Kobus
              Gary F. Kobus
              Its: President

By: /s/ Hugh T. Regan, Jr. Its: CFO